EXHIBIT 99.3


           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 31, 2005, Schawk, Inc. ("Schawk" or "the Company") completed the Seven Worldwide Acquisition for an estimated purchase price of $210.8 million, consisting of cash payments totaling $91.5 million, assumption and retirement of net debt totaling $44.1 million, issuance of 4,000,000 shares of the Company's Class A common stock with an aggregate value of $70.5 million, and estimated transaction and restructuring costs of $4.7 million. The aggregate value of common stock issued was determined based on the closing price of Schawk's common stock for a period spanning two days before and after December 17, 2004, the date on which the stock purchase agreement was executed and the number of shares became fixed. As previously disclosed, the shares of Schawk common stock issued to the Seven Worldwide stockholders at closing will not be registered under the Securities Act of 1933, but are entitled to registration rights pursuant to the terms of a registration rights agreement, a copy of which was filed previously with Schawk's Form 8-K on January 27, 2005 and is incorporated herein by reference.

The Company entered into the following agreements on January 28, 2005 in connection with financing the Seven Worldwide Acquisition (collectively referred to as the "Financing Agreements"):

o Credit agreement with JP Morgan Chase Bank, N.A., providing a five-year revolving unsecured credit facility of $100 million, with an accordion feature that allows the facility to increase to $125 million, with interest at the London Interbank Offer Rate ("LIBOR") plus a margin based on the Company's cash flow leverage ratio.

o Note Purchase and Private Shelf Agreement with Prudential Investment Management, Inc. pursuant to which the Company sold $50 million in a series of three Senior Notes. The first note, in the amount of $10 million, will mature in 2010 and bears interest at 4.81%. The second and third notes, each in the amount of $20 million, mature in 2011 and 2012, respectively, and bear interest at 4.99% and 5.17%, respectively.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Schawk and Seven Worldwide after giving effect to (1) the Seven Worldwide Acquisition under the purchase method of accounting, (2) the Financing Agreements, and (3) the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 31, 2004 is presented as if the transactions occurred on December 31, 2004, and includes adjustments that are (1) directly attributable to the acquisition and (2) factually supportable. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 is presented as if the acquisition occurred on January 1, 2004, and includes adjustments that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact.

Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of Seven Worldwide based on the fair values as of the date of the acquisition. Preliminary estimates of fair values are the historical carrying values, which were last valued pursuant to a prior ownership change of Seven Worldwide as of October 10, 2003. Schawk has retained specialists to conduct independent valuations in order to assist management of Schawk in determining the fair values of a significant portion of these assets. The adjustments to the carrying values will be based upon the valuation studies and are subject to change as additional information is obtained and the valuation studies are completed. The actual amounts that will be recorded based upon final assessment of fair values may differ substantially from the information presented in these unaudited pro forma condensed combined financial statements, particularly with respect to real estate and intangible assets for customer contracts and relationships. Based upon carrying value of the assets, the purchase price was allocated as follows ($ thousands):

     Purchase price:
         Cash                                                    $   91,457
         Debt assumed and retired                                    44,055
         Common stock issued                                         70,520
         Estimated transaction costs                                  2,596
         Estimated severance                                          2,150
                                                                 ----------
         Total purchase price                                    $  210,778

     Preliminary purchase price allocation:
         Tangible assets, net of liabilities assumed             $   62,789
         Intangible assets                                           42,907
         Deferred taxes                                             (21,193)
         Goodwill                                                   126,275
                                                                 ----------
         Total preliminary purchase price allocation             $  210,778

The unaudited pro forma condensed combined financial statements do not give consideration to expense savings or asset dispositions and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Schawk that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Schawk. The unaudited pro forma condensed combined financial statements should be read in conjunction with:

o The accompanying notes to the unaudited pro forma condensed combined financial statements.

o Schawk's historical consolidated financial statements as of December 31, 2004 and the year then ended, in Schawk's Annual Report on Form 10-K.

o Seven Worldwide's historical consolidated financial statements as of December 31, 2004 and the year then ended included in this Form 8-K/A.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                       (SHARES AND DOLLARS IN THOUSANDS)

                                                 HISTORICAL
                                            ----------------------
                                                           SEVEN       PRO FORMA     PRO FORMA
                                             SCHAWK      WORLDWIDE    ADJUSTMENTS    COMBINED
                                            ---------    ---------    -----------    ---------
 Net sales                                  $238,345     $369,944                    $608,289
 Cost of sales                               137,017      254,993                     392,010

 Selling, general & administrative            63,536      113,615       $(4,331)f     172,820
                                            --------     --------       -------      --------

      OPERATING INCOME                        37,792        1,336         4,331        43,459

 Interest & dividend income                      188          131                         319
 Interest expense                             (1,960)      (8,414)        6,991 c      (9,576)
                                                                         (6,193)d
 Other                                             -       (2,487)                     (2,487)
                                            --------     --------       -------      --------

      INCOME (LOSS) BEFORE TAXES              36,020       (9,434)        5,129        31,715

 Income taxes                                 13,342          638        (1,928)h      12,052
                                            --------     --------       -------      --------

      NET INCOME (LOSS) FROM
      CONTINUING OPERATIONS                 $ 22,678     $(10,072)      $ 7,057      $ 19,663
                                            ========     ========       =======      ========

 EARNINGS PER SHARE
      Basic                                 $   1.05                                 $   0.77
      Diluted                               $   1.01                                 $   0.74

 WEIGHTED AVERAGE SHARES
      Basic                                   21,603                      4,000        25,603
      Diluted                                 22,515                      4,000        26,515

    See the accompanying notes to the unaudited pro forma condensed combined financial statements

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                           (IN THOUSANDS OF DOLLARS)

                                                           HISTORICAL
                                                     ----------------------
                                                                     SEVEN      PRO FORMA      PRO FORMA
                                                      SCHAWK       WORLDWIDE    ADJUSTMENTS    COMBINED
                                                     ---------     ---------    -----------    ---------
 Cash & cash equivalents                            $  7,268     $  4,437                    $  11,705
 Trade accounts receivable, net                       56,332       85,693                      142,025
 Inventories                                          10,339       17,844                       28,183
 Deferred income taxes                                 2,353        3,775                        6,128
 Prepaid expenses & other current assets               6,534        5,574                       12,108
                                                    --------     --------                    ---------

      CURRENT ASSETS                                  82,826      117,323             -        200,149

 Property & equipment, net                            46,431       45,650                       92,081
 Goodwill                                             71,720       15,798      $110,477  a     197,995
 Other intangible assets, net                         12,754       42,907                       55,661
 Other assets                                          7,032        4,311        (2,871) e       9,343
                                                                                    871  d
                                                    --------     --------      --------      ---------
      TOTAL ASSETS                                  $220,763     $225,989      $108,477      $ 555,229
                                                    ========     ========      ========      =========

 Accounts payable                                   $  8,424     $ 19,842                    $  28,266
 Accrued expenses & other current liabilities         26,578       67,057      $    871  d      91,156
                                                                                 (8,096) e
                                                                                  2,150  g
                                                                                  2,596  i

 Current portion of long-term debt &
      capital lease obligations                        6,683       47,323       (47,315) c       6,691
                                                    --------     --------      --------      ---------

      CURRENT LIABILITIES                             41,685      134,222       (49,794)       126,113

 Long-term debt                                       39,964           38       135,512  d     175,514
 Deferred income taxes                                 6,695       24,968                       31,663
 Other liabilities                                       979       19,000                       19,979
                                                    --------     --------      --------      ---------

      TOTAL LIABILITIES                               89,323      178,228        85,718        353,269

Stockholders' equity                                 131,440       47,761        22,759  b     201,960
                                                    --------     --------      --------      ---------

      LIABILITIES & STOCKHOLDERS' EQUITY            $220,763     $225,989      $108,477      $ 555,229
                                                    ========     ========      ========      =========

    See the accompanying notes to the unaudited pro forma condensed combined financial statements


1    BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Schawk and Seven Worldwide after giving effect to (1) the Seven Worldwide Acquisition under the purchase method of accounting, (2) the Financing Agreements, and (3) the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 31, 2004 is presented as if the transactions occurred on December 31, 2004, and includes adjustments that are (1) directly attributable to the acquisition and (2) factually supportable. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 is presented as if the acquisition occurred on January 1, 2004, and includes adjustments that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact.

Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of Seven Worldwide based on the fair values as of the date of the acquisition. Preliminary estimates of fair values are the historical carrying values, which were last valued pursuant to a prior ownership change of Seven Worldwide as of October 10, 2003. Schawk has retained specialists to conduct independent valuations in order to assist management of Schawk in determining the fair values of a significant portion of these assets. The adjustments to the carrying values will be based upon the valuation studies and are subject to change as additional information is obtained and the valuation studies are completed. The actual amounts that will be recorded based upon final assessment of fair values may differ substantially from the information presented in these unaudited pro forma condensed combined financial statements, particularly with respect to real estate and intangible assets for customer contracts and relationships.

2    PRO FORMA ADJUSTMENTS

(a) To record the difference between (i) historical goodwill of Seven Worldwide ($15.8 million) and (ii) goodwill resulting from the acquisition of Seven Worldwide based on the preliminary purchase price allocation ($126.3 million).

(b)  Adjustments to stockholders' equity ($ thousands):

     Eliminate historical Seven Worldwide balance           $(47,761)
     Schawk Class A Common Shares issued as
      partial consideration                                   70,520
                                                            --------
     Net increase                                           $ 22,759

(c) To record the retirement of Seven Worldwide debt by Schawk and reverse the related interest expense.

(d) To record the Financing Agreements entered in connection with the financing of the acquisition, and the related transaction costs ($ thousands):

                                        Principal     Rate/          Interest/
                                          Drawn       Term         amortization
                                        --------      -----         ------------

     Senior Note 1                      $ 10,000      4.81%          $  481
     Senior Note 2                        20,000      4.99%             998
     Senior Note 3                        20,000      5.17%           1,034
     Revolving line of credit             85,512      4.10%           3,506
                                        --------                     ------
     Total                              $135,512                     $6,019

     Debt transaction costs                  871      5 years           174
                                                                     ------
     Total interest & amortization                                   $6,193

     Borrowings under the Financing Agreements are classified as non-current, as no principal payments are due during the first year. Borrowing rates are fixed for the Senior Notes. The borrowing rate for the revolving line of credit is LIBOR plus a margin based on the Company's cash flow leverage ratio. The assumed rate of 4.10% is based on the current LIBOR rate (3.10%) and the current margin (1.00%). The impact of a 1/8 percentage point change in the borrowing rate for the revolving line of credit would impact earnings before taxes by $107 thousand.

(e) To eliminate Seven Worldwide's historical balances of assets that have no on-going value (capitalized financing costs) and obligations incurred by Seven Worldwide that were not assumed by Schawk under terms of the Stock Purchase Agreement (primarily prior legal settlements and professional fees incurred by Seven Worldwide related to the sale).

     Balance sheet account          Description                       Adjustment
     ---------------------          -----------                       ----------
     Other assets                   Capitalized financing costs           $2,871
     Other current liabilities      Obligations not assumed                8,096

(f) To remove costs associated with redundant layers of Seven Worldwide senior management that were released and will not be replaced. The existing management team will assume the responsibilities of the terminated employees without creation of a broader management base. These terminated employees relate to the liability established under EITF Issue 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination" described in note (g).

(g) Subsequent to the acquisition, management formulated a plan to close the corporate office of Seven Worldwide. Severance benefits of approximately $2.2 million were accrued in accordance with EITF 95-3 for terminated employees. This pro forma adjustment is reflected in the unaudited pro forma condensed combined balance sheet, but is not reflected in the unaudited pro forma condensed combined statement of operations as the adjustment is non-recurring in nature. This estimate is preliminary and subject to change based on management's further assessment. Management has begun to formulate and assess plans to consolidate other facilities and divest certain assets. Although no additional charges are estimable at this time, additional charges will be accrued as plans are finalized and approved.

(h) To adjust taxes to the assumed blended effective rate of 38%, determined with regard to Schawk's effective rate of 37%.

(i) To accrue for estimated professional fees and transaction costs directly attributable to the Seven Worldwide Acquisition.

3    PRO FORMA EARNINGS PER SHARE

The pro forma basic and diluted earnings per share are based on the weighted average number of shares of Schawk common stock outstanding, including the additional 4 million shares issued by Schawk as a portion of the purchase price.